================================================================================
    As filed with the Securities and Exchange Commission on November 6, 1997


                                                Registration No. 33-68884
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ---------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         AMERICAN COUNTRY HOLDINGS INC.
             (Exact name of registrant as specified in its charter)


                          Delaware                 06-0995978
             (State or other jurisdiction       (I.R.S. Employer
            incorporation or organization)     Identification No.)

                              222 N. LaSalle Street
                             Chicago, Illinois 60601
                                 (312) 456-2000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               EDWIN W. ELDER III
                      President and Chief Executive Officer
                         American Country Holdings Inc.
                              222 N. LaSalle Street
                             Chicago, Illinois 60601
                                 (312) 456-2000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               SIDNEY TODRES, ESQ.
                          Epstein Becker & Green, P.C.
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 351-4735

        Approximate date of proposed commencement of sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED NOVEMBER 6, 1997



PROSPECTUS


                         AMERICAN COUNTRY HOLDINGS INC.


                        4,583,306 Shares of Common Stock
                                ($.01 par value)
                                 ------------
     The 4,583,306 shares of Common Stock to which this Prospectus relates (the "Shares") are issuable by American Country Holdings Inc. (formerly The Western Systems Corp. and hereinafter the "Company") at $1.83 per Share upon the exercise of outstanding warrants. The number of Shares issuable and the per Share exercise price give effect to the anti-dilution provisions of the warrants. See "Description of Securities" and "Plan of Distribution."


     The Common Stock is traded on The Nasdaq Stock Market's SmallCap Market under the symbol "ACHI." On November 5, 1997, the closing price of the Common Stock, as reported by The Nasdaq Stock Market, was $2.25 per share.


                                 ------------
     See "Investment Considerations" for a discussion of certain factors that should be considered by prospective purchasers of the Shares offered hereby.

                                 ------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. ANY REPRESENTATION TO
                           THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                  ------------
               The date of this Prospectus is              , 1997

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copies made at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511. This material may also be inspected and copies made at and, upon written request copies obtained at prescribed rates from, the Public Reference Section of the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.


                       DOCUMENTS INCORPORATED BY REFERENCE


      The Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, (iii) Definitive Proxy Statement dated June 27, 1997 for its July 25, 1997 Special Meeting in lieu of the Annual Meeting of Stockholders (the "Definitive Proxy Statement") and (iv) Current Reports on Form 8-K filed on July 31, 1997 (as amended on Form 8-K/A on August 11, 1997) and August 14, 1997, heretofore filed with the Commission, are incorporated in and made a constituent part of this Prospectus by reference. All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits, to each person to whom this Prospectus is delivered. Requests for such documents should be directed to the Chief Financial Officer of the Company, 222
N. LaSalle Street, Chicago, Illinois 60601 (telephone no.
312-456-2000).

                                   THE COMPANY


      This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and
Section 21E of the Exchange Act which are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. Such risks and uncertainties include, but are not limited to, the factors set forth under the caption "Investment Considerations" herein.


      On July 29, 1997, the Company, through two newly-organized wholly-owned subsidiaries acquired substantially all assets and assumed substantially all liabilities of American Country Insurance Company ("American Country") and its wholly-owned subsidiary, American Country Financial Services Corp., for cash of $40,250,000 (the "Acquisition"), pursuant to an asset purchase agreement dated April 30, 1997. Financing for the Acquisition was provided by the Company's cash on hand of approximately $8,890,000, approximately $26,700,000 from the sale by the Company of 24,001,029 shares of its Common Stock and the balance from a bank under a revolving credit facility described below.

      On July 29, 1997, the Company obtained a five-year, $7,000,000 revolving loan credit facility from The First National Bank of Chicago, and on such date borrowed $6,800,000 ($2,000,000 of which was repaid on such date) at an initial interest rate of 81/2% per annum which was converted, at the Company's option, on August 1, 1997 to an interest rate based upon Eurodollar rates, equal to an interest rate of 71/2% per annum through December 1, 1997, payable quarterly. The initial borrowing was to fund a portion of the $40,250,000 purchase price for the Acquisition. The maximum $7,000,000 credit facility is required to be reduced by $2,333,333 on July 29, 2000 and by an additional $2,333,333 by July 29, 2001.

      Also on July 29, 1997, the Company issued 24,001,029 shares of its Common Stock to three investors for an aggregate of approximately $26,700,000 to fund a portion of the $40,250,000 purchase price for the Acquisition.


      For financial reporting purposes, the Acquisition has been accounted for as a reverse acquisition. Accordingly, financial statements for the Company for the periods prior to July 29, 1997 will become those of American Country. The historical financial statements of American Country included in the Definitive Proxy Statement, which is incorporated herein and is a constituent part of this Prospectus, will change as a result of the reverse acquisition as follows: (i) Certain account balances within the historical statement of stockholders' equity will be reclassified but the total amount of stockholders' equity will remain unchanged, and (ii) the number of shares of common stock and common stock equivalents outstanding will be restated and, accordingly, earnings per share will be restated; however, net income will not change. The restated earnings per share balances will be consistent with the pro forma earnings per share information included in the Definitive Proxy Statement.



      American Country Insurance Company ("American Country") is a property and casualty insurance company, domiciled in the State of Illinois, which underwrites and markets commercial, specialty and personal lines of insurance. Commercial lines, principally workers' compensation, multi-peril, and auto and physical damage, accounted for approximately 47% of American Country's direct premiums written in 1996, and the related policies were marketed, inter alia, to artisan contractors and distributors, restaurants and transportation companies. Specialty lines, principally liability and collision coverage for taxicabs and limousine companies in the City of Chicago and surrounding suburbs, accounted for approximately 39% of American Country's 1996 direct written premiums, and personal lines, primarily auto and home owners' policies, accounted for the balance. American Country Financial Services Corp. operates principally as a premium finance company.

     The Company was incorporated under the laws of the State of Delaware on May 30, 1978. The Company's executive offices are located at 222 N. LaSalle Street, Chicago, Illinois 60601 (telephone no. (312) 456-2000).

                            INVESTMENT CONSIDERATIONS

     Prospective purchasers of the Shares offered hereby should carefully consider the following investment considerations:


Regulation

     American Country is subject to regulation and supervision by the insurance commissioners of the States of Illinois, Indiana, Michigan and Wisconsin. Such regulation generally is designed to protect policyholders rather than investors and relates to such matters as the standards of solvency which must be met and maintained; the licensing of insurers and their agents; the nature of and examination of the affairs of insurance companies, which includes periodic market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting basis, required to be filed on the financial condition of insurers or for other purposes; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. American Country must file all rates for insurance directly underwritten with the applicable state insurance departments. Reinsurance generally is not subject to rate regulation. Further, state insurance statutes place limitations on the amount of dividends or other distributions payable by insurance companies in order to protect their solvency.

     The National Association of Insurance Commissioners ("NAIC") has established eleven financial ratios to assist state insurance department in their oversight of the financial condition of insurance companies operating in their respective states. The NAIC calculates these ratios based on information submitted by insurers on an annual basis and shares the information with the applicable state insurance departments. The ratios relate to leverage, profitability, liquidity and loss reserve development.


     In their ongoing effort to improve solvency regulation, the NAIC and individual states have enacted certain laws and statutory-basis financial statement reporting requirements. For example, NAIC rules require audited statutory financial statements as well as actuarial certification of loss and loss adjustment expense ("LAE") reserves therein. Other activities are focused on greater disclosure of an insurer's reliance on reinsurance, changes in its reinsurance programs and accounting for certain overdue reinsurance. In addition, the NAIC has implemented risk-based capital requirements for property and casualty insurance companies commencing in 1995 (see below). These regulatory initiatives and the over all focus on solvency may intensify the restructuring and consolidation of the insurance industry. It is also possible that Congress may enact legislation regulating the insurance industry. While the impact of these regulatory efforts on American Country's operations cannot be quantified until enacted, American Country believes it will be adequately positioned to compete in an environment of more stringent regulation.

     In 1994, the NAIC implemented a risk-based capital measurement formula to be applied, commencing in 1995, to all property/casualty insurance companies, which formula calculates a minimum required statutory net worth based on the underwriting, investment, credit loss reserve and other business risks applicable to the insurance company's operations. An insurance company that does not meet threshold risk-based capital measurement standards could be required to reduce the scope of its operations and ultimately could become subject to statutory receivership or other similar proceedings. As at December 31, 1996, American Country exceeded the risk-based capital requirements.



Competition


     The property and casualty insurance business is highly competitive, principally in terms of price and extent of coverage. Many insurance carriers are submitting applications for admission to the states in which American Country markets its insurance coverage.


     In response, American Country will continue to focus on marketing to specialty niches including transportation, artisan contractors and upscale restaurants, areas in which American Country's personnel have extensive experience. American Country has the largest market share of property and casualty insurance coverage for the taxicab market in the Chicago Metropolitan area. Competitors for taxicab liability coverage in Chicago and the surrounding area include Merit Insurance Company and Acceptance Insurance Company. American Country competes with CNA Insurance Company, West Bend Insurance Company and Fremont Insurance Company with respect to workers' compensation coverage.

Adequacy of Loss Reserves

     The liabilities for unpaid losses and loss adjustment expenses are estimated by management utilizing methods and procedures which they believe are reasonable. These liabilities are necessarily subject the impact of future changes in claim severity and frequency, as well as numerous other factors. Although management believes that the estimated liabilities for losses and loss adjustment expenses are reasonable, because of the extended period of time over which such losses are reported and settled, the subsequent development of these liabilities may not conform to the assumptions inherent in their determination and, accordingly, may vary significantly from the estimated amounts included in the accompanying financial statements. To the extent that the actual emerging loss experience varies from the assumptions used in the determination of these liabilities, the liabilities are adjusted to reflect actual experience. Such adjustments, to the extent they occur, are reported in the period recognized.


Ratings

     Increased public and regulatory concerns with the financial stability of insurers have resulted in greater emphasis by policyholders upon insurance company ratings, with a resultant potential competitive advantage for carriers with higher ratings. American Country currently is rated A- (Excellent) by A.M. Best. In addition, S&P has given American Country an Insurer Claims-Paying Ability Rating of BBBq (Adequate). There can be no assurance, however, that American Country will maintain its ratings; any downgrade could materially adversely affect its operations. A.M. Best's and S&P's ratings are based on an analysis of the financial condition and operations of an insurance company as they relate to the industry in general, are not designed for the protection of investors and do not constitute recommendations to buy, sell or hold any security.


Dependence on Management

     The Company is dependent upon its executive management and upon its ability to attract and retain qualified employees.


Fluctuations in Industry Results

     The financial results of property and casualty insurers historically have been subject to significant fluctuations. Profitability is affected significantly by volatile and unpredictable developments (including catastrophes), changes in loss reserves resulting from changing legal environments as different types of claims arise and judicial interpretations develop relating to the scope of insurers' liability, fluctuations in interest rates and other changes in the investment environment which affect returns on invested capital, and inflationary pressures that affect the size of losses. Further, underwriting results have been cyclical in the property and casualty insurance industry, with protracted periods of overcapacity adversely impacting premium rates, resulting in higher combined ratios, followed by periods of undercapacity and escalating premium rates, resulting in lower combined ratios.


Dependence on Investment Income

     American Country, similar to other property and casualty insurance companies, depends on income from its investment portfolio for a substantial portion of its earnings. A significant decline in investment yields could have a material adverse effect on American Country's financial results.

                            DESCRIPTION OF SECURITIES

     The Company is authorized to issue 60,000,000 shares of Common Stock, $.01 par value, and 2,000,000 shares of Preferred Stock, $.10 par value.


Common Stock

     The holders of outstanding shares of Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and nonassessable.


Preferred Stock

     The Preferred Stock may be issued from time to time without stockholder approval in one or more classes or series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion rights or rights of exchange, any voting rights, rights and terms or redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any class or series of Preferred Stock, the number of shares constituting such class or series and the designation thereof. The shares of any class or series of Preferred Stock need not be identical. Depending upon the rights of such Preferred Stock, the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. There are currently no shares of Preferred Stock outstanding.


Warrants

     Each Common Stock Purchase Warrant ("Warrant") entitles the registered holder to purchase 2.19 shares of Common Stock at an exercise price of $1.83 per share, subject to adjustment, at any time prior to the close of business on December 31, 1997, subject to earlier redemption. The Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $1.00 per Warrant provided the average of the closing bid prices of the Company's Common Stock for 30 trading days exceeds $5.00 per share. All Warrants must be redeemed if any are redeemed. Warrants that are not redeemed and are unexercised upon expiration will be exchanged for shares of Common Stock in the ratio of one share of Common Stock for 500 expired Warrants. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

     The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or capitalization of, the Common Stock or the sale of Common Stock at less than the market price of the Common Stock. The 2.19 shares of Common Stock issuable upon exercise of a Warrant and the exercise price of $1.83 per Share give effect to an adjustment resulting from the issuance by the Company of 24,001,029 shares of its Common Stock for $26,700,000 in July 1997.

     The Warrants have been issued pursuant to a warrant agreement between the Company and American Stock Transfer & Trust Company, the warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company.

     The Warrants may be exercised upon surrender of the Warrant certificate evidencing such Warrants on or prior to the respective expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.


Transfer Agent and Warrant Agent

     American Stock Transfer & Trust Company, New York, New York, is the transfer and warrant agent for the Common Stock and Warrants.

                              PLAN OF DISTRIBUTION

     The Shares are issuable by the Company at $1.83 per Share upon exercise of the Warrants. See "Description of Securities."


                                  LEGAL MATTERS

     The validity of the Shares offered hereby have been passed upon for the Company by Epstein Becker & Green, P.C., New York, New York.


                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Lazar, Levine & Company LLP, independent certified public accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of American Country at December 31, 1996 and 1995, and for each of the three years in the period ending December 31, 1996 appearing in the Company's definitive Proxy Statement dated June 27, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

========================================  ======================================
No  dealer,   salesman,  or  any  other
person has been  authorized to give any
information     or    to    make    any
representations    other   than   those
contained   in   this   Prospectus   in
connection  with  the  offering  herein
contained  and, if given or made,  such
information or representations must not
be   relied   upon   as   having   been
authorized   by   the   Company.   This
Prospectus does not constitute an offer
to sell, or a solicitation  of an offer
to buy, the  securities  offered hereby
in any  jurisdiction  to any  person to
whom it is unlawful to make an offer or
solicitation.  Neither the  delivery of
this   Prospectus  nor  any  sale  made
hereunder     shall,      under     any
circumstances,  create  an  implication
that  there  has been no  change in the
facts  herein set forth  since the date
hereof.


         ---------------------                        4,583,306 Shares
                                                      of Common Stock

           TABLE OF CONTENTS
                                               AMERICAN COUNTRY HOLDINGS INC.
                                   Page
                                   ----
Available Information ..............  2            ---------------------
Documents Incorporated                                   PROSPECTUS
  by Reference .....................  2            ---------------------
The Company ........................  3
Investment Considerations ..........  4
Description of Securities ..........  6
Plan of Distribution ...............  7
Legal Matters ......................  7
Experts ............................  7









                                                                , 1997




========================================  ======================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses of this offering, are as follows:



    S.E.C. Registration Fee .......   $     0
    Accounting Fees ...............     3,750
    Printing and Engraving ........     1,000
    Legal Fees and Expenses .......    10,000
    Miscellaneous .................       250
                                      -------
      Total .......................   $15,000
                                      =======

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article EIGHTH of Registrant's Certificate of Incorporation and Article VII, Section 7 of its By-Laws provide for indemnification of Registrant's directors, officers, agents and employees to the full extent permissible under Section 145 of the Delaware General Corporation Law.


Item 16. Exhibits.



5        -- Opinion by Epstein Becker & Green, P.C.
23.1     -- Consent of Lazar, Levine & Company LLP.
23.2     -- Consent of Ernst & Young LLP.
23.3     -- Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).
24       -- Power of Attorney (included as part of Signature Page).


Item 17. Undertakings.

(a)   The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


            i) to include any prospectus required by Section 10(a) (3) of the Securities Act;


            ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;


            provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, its By-Laws, the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Martin L. Solomon and Edwin W. Elder, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 3rd day of November, 1997.

                                 AMERICAN COUNTRY HOLDINGS INC.



                                 By /s/ Edwin W. Elder
                                    -----------------------------------------
                                      Edwin W. Elder
                                      Executive Vice President and
                                        Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                        Title                       Date
        ---------                        -----                       ----

/s/ Martin L. Solomon     President, Chairman of the            November 3, 1997
-----------------------   Board, Chief Executive Officer
Martin L. Solomon         and Director (Principal Executive
                          Officer)


/s/ Edwin W. Elder        Executive Vice President, Chief       November 3, 1997
-----------------------   Operating Officer and Director
Edwin W. Elder


/s/ James P. Byrne        Treasurer, Chief Financial Officer    November 3, 1997
-----------------------   and Vice President (Principal
James P. Byrne            Financial and Accounting
                          Officer)


/s/ William J. Barrett    Director                              November 3, 1997
-----------------------
William J. Barrett


/s/ Herbert M. Gardner    Director                              November 3, 1997
-----------------------
Herbert M. Gardner

        Signature                        Title                       Date
        ---------                        -----                       ----

/s/ Wilmer J. Thomas, Jr.     Director                          November 3, 1997
-------------------------
Wilmer J. Thomas, Jr.


/s/ Peter H. Foley            Director                          November 3, 1997
-------------------------
Peter H. Foley

                                  Exhibit Index



                                                                            Page
                                                                            ----
5        -- Opinion by Epstein Becker & Green, P.C.
23.1     -- Consent of Lazar, Levine & Company LLP.
23.2     -- Consent of Ernst & Young LLP.
23.3     -- Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).
24       -- Power of attorney (included as part of Signature Page).